UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/19/2010

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G, First Floor
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements

On April 19, 2010, ChromaDex, Inc. ("ChromaDex"), a wholly-owned subsidiary of ChromaDex Corporation (including, ChromaDex, the "Company"), entered into Amended and Restated Employment Agreements (the "Amended Employment Agreements") with Frank L. Jaksch, Jr. and Thomas Varvaro. The Amended Employment Agreements amend and restate the existing Employment Agreements (as amended), each dated April 14, 2008, between ChromaDex and the respective executive.

Frank L. Jaksch Jr.

The Amended Employment Agreement with Mr. Jaksch, (the Company's Co-Chairman of the Board of Directors, Chief Executive Officer and President), has a new three year term commencing April 19, 2010 (with automatic one-year renewal terms unless previously terminated in accordance with the employment agreement), increases his base salary from $175,000 to $225,000 (subject to an increase of $50,000 in the event the Company's Common Stock is listed on a stock exchange), provides for an annual cash bonus of up to 40% of his base salary based on performance targets, provides for two option grants of 800,000 shares of Common Stock in aggregate, and amends the severance terms of the agreement.

The amended severance terms provide that in the event Mr. Jaksch's employment with the Company is terminated voluntarily by Mr. Jaksch, he shall be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro rated portion of 40% of his salary (the "Maximum Annual Bonus") for the year of termination. In addition, if Mr. Jaksch leaves the Company for Good Reason (as defined in his employment agreement) he shall also be entitled to severance (as set forth in the employment agreement) equal to the Maximum Annual Bonus, and he will be deemed to have been employed for the entirety of such year. As used herein, "Good Reason" means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Jaksch provides written notice to the Company within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and the Company fails to release Mr. Jaksch from his obligation to perform such inconsistent duties and to re-assign Mr. Jaksch to his customary duties within 20 business days after the Company's receipt of such notice; or (B) if, without the consent of Mr. Jaksch, Mr. Jaksch's normal place of work is or becomes situated more than 50 linear miles from Mr. Jaksch's personal residence as of the effective date of his employment agreement, or (C) a failure by the Company to comply with any other material provision of the employment agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Jaksch to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently pursued by the Company within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Jaksch signs a release, in which case he will receive compensation equal to the lesser of the remainder of the term of the agreement, or up to 12 months paid salary.

In the event Mr. Jaksch's employment terminates as a result of his death or disability, he, or his estate, as the case may be, will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of the Company to the contrary, any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place in an amount no less than the prorated portion of his Maximum Annual Bonus. At the option of the Board, Mr. Jaksch's bonus will be either prorated or paid in full to him, or his estate, as the case may be, at the time he would have received such bonus had he remained an employee of the Company.

In the event that Mr. Jaksch is terminated by us for "Cause" (as defined in his employment agreement), he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Jaksch is terminated due to Cessation of Business (as defined in his employment agreement), Mr. Jaksch will be entitled to a lump sum payment of base salary and an amount equal to the Maximum Annual Bonus, and continuation of health benefits until the last to occur of the term or renewal term of the agreement or 12-months from the date of termination.

In the event the Company terminates Mr. Jaksch's employment without cause (as defined in the employment agreement), Mr. Jaksch is entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Jaksch enters into a standard separation agreement, Mr. Jaksch will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the last to occur (the "Severance Period") of the term or renewal term of his employment agreement or 24 months from the date of termination, shall receive his Maximum Annual Bonus if the Severance Period is equal to 24 months or a pro rata portion thereof if less, and the full vesting of any otherwise unvested stock.

Tom Varvaro

The Amended Employment Agreement with Mr. Varvaro, (the Company's Chief Financial Officer, Secretary and a director), has a new three year term commencing April 19, 2010 (with automatic one-year renewal terms unless previously terminated in accordance with the terms of the employment agreement), increases his base salary from $130,000 to $175,000 (subject to an increase of $50,000 in the event the Company's Common Stock is listed on a stock exchange), provides for an annual cash bonus of up to 30% of his base salary based on performance targets, provides for two option grants of 400,000 shares of Common Stock in aggregate, and amends the severance terms of the agreement.

The amended severance terms provide that in the event Mr. Varvaro's employment with us is terminated voluntarily by Mr. Varvaro he will be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro rated portion of 40% of his salary (the "Maximum Annual Bonus") for the year of termination. In addition, if Mr. Varvaro leaves the Company for Good Reason (as defined in his employment agreement) he will also be entitled to severance (as set forth in the employment agreement) equal to the Maximum Annual Bonus, and he shall be deemed to have been employed for the entirety of such year. As used herein, "Good Reason" means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Varvaro provides written notice to the Company within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and the Company fails to release Mr. Varvaro from his obligation to perform such inconsistent duties and to re-assign Mr. Varvaro to his customary duties within 20 business days after the Company's receipt of such notice; or (B) the termination of Mr. Frank Jaksch as the Company's Chief Executive Officer either by the Company without "Cause" or by the Mr. Jaksch for "'Good Reason", and Mr. Varvaro provides written notice within 60 days of such termination, or (C) a failure by the Company to comply with any other material provision of the employment agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Varvaro to the Company, or if such failure is not capable of being cured in such time, a cure will not have been diligently pursued by the Company within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Varvaro signs a release, in which case he will receive compensation equal to the lesser of the remainder of his agreement or 12 months paid salary.

In the event Mr. Varvaro is terminated as a result of his death or disability he will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of the Company to the contrary, any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place in an amount no less than the prorated portion of his Maximum Annual Bonus. Mr. Varvaro's bonus will be either prorated or paid in full to him, or his estate, as the case may be, at the time he would have received such bonus had he remained an employee of the Company.

In the event that Mr. Varvaro is terminated by us for "Cause" (as defined in the employment agreement), he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Varvaro is terminated due to a Cessation of Business (as defined in his employment agreement), Mr. Varvaro will be entitled to a lump sum payment of base salary and an amount equal to the Maximum Annual Bonus, and continuation of health benefits until the last to occur of the term or renewal term of the agreement or 12-months from the date of termination.

In the event the Company terminates Mr. Varvaro's employment without cause (as defined in his employment agreement), Mr. Varvaro is entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Varvaro enters into a standard separation agreement, Mr. Varvaro will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the last to occur (the "Severance Period") of the term or renewal term of his employment agreement or 24 months from the date of termination, shall receive his Maximum Annual Bonus if the Severance Period is equal to 24 months or a pro rata portion thereof if less, and the full vesting of any otherwise unvested stock.

The foregoing description of the Amended Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 5.02 by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.        Description

10.1        Amended and Restated Employment Agreement, dated as of April 19, 2010, between ChromaDex, Inc. and Frank L. Jaksch, Jr.

10.2        Amended and Restated Employment Agreement, dated as of April 19, 2010, between ChromaDex, Inc. and Thomas C. Varvaro

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: April 21, 2010	By:	/s/ Frank L. Jaksch Jr,
Frank L. Jaksch Jr,
Cheif Executive Office

EXHIBIT INDEX

Exhibit No.	Description
EX-10.2	Amended and Restated Employment Agreement, dated as of April 19, 2010, between ChromaDex, Inc. and Thomas C. Varvaro
EX-10.1	Amended and Restated Employment Agreement, dated as of April 19, 2010, between ChromaDex, Inc. and Frank L. Jaksch, Jr.